Exhibit 10.7

CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

PHILLIPS 66 COMPANY

COMMERCIAL OPERATIONS & STRATEGY

P. O. BOX 4428

HOUSTON, TEXAS 77210

281-293-4000

CRUDE OIL OUTRIGHT PURCHASE AGREEMENT

AGREEMENT DATE: SEPTEMBER 30, 2011

SANTA MARIA ENERGY LLC	PHILLIPS 66 NEGOTIATOR: Dorene Ruiz
DEPT: CRUDE OIL TRADING ACCOUNTING	BUSINESS PHONE NUMBER: 661-281-1154
P.O. BOX 7202	PHILLIPS 66 SCHEDULER(S):
SANTA MARIA, CALIFORNIA 93456	Tim Barta	832-765-3030

ATTN: Kevin Yung
PHONE: 805-621-5610
Fax: 805-938-3340

PHILLIPS 66 CONTRACT NO. 81056

SANTA MARIA ENERGY CONTRACT NO.

AMENDMENT NO. 3

Please refer to the above referenced contract and amendments thereto, if any. This confirms the understanding between Kevin Yung of SANTA MARIA ENERGY and Dorene Ruiz of PHILLIPS 66, that by mutual consent between the parties said contract shall be amended as follows:

ITEMS AMENDED:

Re-activating lease to go to Santa Paula. Eff. 05/01/2013. PRoberts

SPECIAL PROVISIONS

PHILLIPS 66 RECEIVES FROM SANTA MARIA ENERGY

TERM:

Effective May 1, 2013 to June 1, 2013 and continuing from month to month thereafter until the first day of the month following thirty (30) days’ advance written notice of termination or cancellation by either party to the other party.

QUANTITY AND QUALITY:

A volume of Careaga crude oil representing SANTA MARIA ENERGY’s owned and/or controlled interest in production from the leases listed on attached Exhibit A (approximately 200 barrels per day).

DELIVERY:

Into third party designated trucks at the lease.

PRICE:

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Average of ChevronTexaco for Buena Vista Hills, ExxonMobil Corporation for Buena Vista, Shell Trading (US) Company (STUSCO) for Buena Vista and Union 76 for Buena Vista Hills in effect for the month of delivery, adjusted for actual gravity delivered;

Less $[***] U.S. per barrel market differential.

SPECIAL PROVISIONS (Other):

IMBALANCE:

SANTA MARIA ENERGY warrants that the barrels sold herein are an outright purchase by PHILLIPS 66. PHILLIPS 66 is under no obligation, express or implied, to exchange, sell, or in any way pay back barrels to SANTA MARIA ENERGY as a condition of this purchase.

GENERAL TERMS AND CONDITIONS:

Quantity and quality determinations shall be made in accordance with ConocoPhillips Company’s January 1, 2011 Quantity and Quality Determination Guidelines (the “Measurement Guidelines”). ConocoPhillips Company’s General Provisions for Domestic Crude Oil Agreements, issued as of January 1, 1993, and amended as of August 1, 2009 (the “General Provisions”) shall apply to this Agreement. The specific terms set forth in this Confirmation (the “Special Provisions”), the General Provisions and the Measurement Guidelines contain the entire Agreement of the parties with respect to the transaction or transactions described in the Special Provisions; no other promises, representations or warranties have been made by Seller or Buyer. Any amendment to this Agreement must be written and manually or electronically signed on behalf of the party against which such amendment is sought to be enforced. In the event of a conflict between the Measurement Guidelines and the General Provisions and/or these Special Provisions, the Measurement Guidelines shall govern unless specifically identified and negated in these Special Provisions. In the event of a conflict between the General Provisions and these Special Provisions, these Special Provisions shall govern.

LIMITATION OF LIABILITY

In no event shall either party be liable for loss of profits or indirect, special, exemplary, punitive, or consequential damages.

Privileged and Confidential Transactions:

Our traders from time to time agree to keep with counterparties, details of transaction proprietary and confidential. In order to insure that there is a clear understanding of the parties’ obligations, please note that our understanding of this term is that if a transaction is agreed to be “proprietary and confidential” or “P&C”, this means that neither party will disclose the details of the transaction to any third party other than to (i) governmental agencies, or (ii) price reporting agencies. If details are disclosed to price reporting agencies, the identity of the counterparty shall be kept confidential.

Phillips 66 Company will not be bound to any terms or conditions to which it has not specifically agreed, either orally or in writing.

INVOICES TO:	NOTICES TO:

COMMENTS:

Phillips 66 Company	Phillips 66 Company
Attn: Crude Oil Trading Accounting	Attn: Contract Administration
P.O.B. Building - 12th Floor 411 S. Keeler St. 6th Flr Adams Bldg	Cherokee Building - Third Floor P. O. Box 4428
Bartlesville, Oklahoma 74003	Houston, Texas 77210
Fax: 918-661-4243 Email: RSCCrudeVesselInvoices@P66.com	Fax: 918-977-8038
Santa Maria Energy LLC Attn: Kevin Yung P.O. Box 7202 Santa Maria, California 93456 Fax: 805-938-3340

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Please advise us of any errors in the foregoing as soon as practical. If we do not receive any contrary indication from you before the earlier of our commencement of performance or the expiration of two (2) business days from the date of this confirmation, then we will assume that this confirmation correctly reflects the agreement of the parties. Please be advised that while we are willing to correct errors in the foregoing, Phillips 66 Company will not accept any terms in addition to or inconsistent with the foregoing that you may propose in any confirmation or notice with respect to this agreement.

As used in this Agreement, references to “ConocoPhillips”, “ConocoPhillips Company”, “COP” and/or “CPCo” are intended to refer to Phillips 66 Company except when such references describe a price posting or General Terms & Conditions.

REGARDS,

PHILLIPS 66 COMPANY

Dorene Ruiz

Lease Director

Commercial Operations & Strategy

Bakersfield, California

Fax: 661-281-1158

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

HLCO NO / LEASE NAME	FACILITY NO / NAME	EFFECTIVE FROM / TO	OPERATOR / STATE / COUNTY	DEC OF INT
*** See Note 1. ***
0009109700 00050 CAREAGA/PHOENIX	2429779 CAREAGA/PHOENIX	May 1, 2013	WEST COAST THIRD PARTY OPE CA/Alameda	1.0000000

0009129600 00050 CAREAGA/PHOENIX-S MARIA	2508332 CAREAGA/PHOENIX-S MARIA	March 1, 2013	WEST COAST THIRD PARTY OPE CA/Alameda	1.0000000

Notes:

1.	Lease added effective May 1, 2013.

***	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.